Exhibit 10.1

MODIFICATION TO

BUSINESS LOAN AGREEMENT

THIS MODIFICATION TO BUSINESS LOAN AGREEMENT (this “Modification Agreement”) is dated as of October 10, 2008 and is entered into between RAINMAKER SYSTEMS, INC., a Delaware corporation (the “Borrower”), and BRIDGE BANK, a National Association (the “Lender”).

RECITALS:

A. On or about April 29, 2004, Borrower and Lender executed and exchanged certain documents evidencing a revolving credit facility (the “Loan”) in the original maximum principal amount of Three Million Thousand Dollars ($3,000,000), which Loan is and was evidenced by that certain Promissory Note (the “Note”) in the amount of the Loan, executed by Borrower and dated April 29, 2004, that certain Business Loan Agreement (Asset Based) executed by Borrower and dated April 29, 2004 (the “2004 BLA”), that certain Commercial Security Agreement (the “Borrower Security Agreement”) executed by Borrower and dated April 29, 2004, that certain Intellectual Property Security Agreement (the “IP Security Agreement”) executed by Borrower and dated February 17, 2004, and various other documents, certificates and agreements respecting the Loan (alternatively and collectively, the “Original Borrower Loan Documents”). The security interest granted by the Borrower Security Agreement and the IP Security Agreement were each duly perfected and continued in the manner prescribed by law.

B. Concurrently with the execution and delivery of the documents described in Recital A, as security for the obligations described in Recital A, for good and valuable consideration, and as part of the same transaction, Rainmaker Services, Inc. (“Services”) executed and delivered that certain Commercial Security Agreement (the “Services Security Agreement”) dated April 29, 2004 and Rainmaker Service Sales, Inc. (“Sales”) executed and delivered that certain Commercial Security Agreement (the “Sales Security Agreement”) dated April 29, 2004 The security interest granted by the Services Security Agreement and the security interest granted by the Sales Security Agreement were each duly perfected and continued in the manner prescribed by law. The Original Borrower Loan Documents, the Services Security Agreement, the Sales Security Agreement, and the various other documents, certificates and agreements respecting the Loan are alternatively and collectively the “Original Loan Documents.”

C. On or about February 1, 2005 and at the request of Borrower, Services, and Sales, the Original Loan Documents were modified and amended in accordance with various written agreements, each dated February 1, 2005 (the “February 2005 Modification Agreements”), including but not limited to that certain Change in Terms Agreement (the “February 2005 CIT”), that certain Modification to Business Loan Agreement, and various other documents, certificates and agreements respecting the Loan. Among other things, the February 2005 CIT decreased the amount of the Loan from $3,000,000 to $2,000,000.

D. Concurrently with the execution and delivery of the February 2005 Modification Agreements, for good and valuable consideration, and as part of the same transaction, Quarter End, Inc., an Idaho corporation (“Quarter End”) executed and delivered that certain Commercial Security Agreement (the “Quarter End Security Agreement”) dated February 2, 2005. The security interest granted by the Quarter End Security Agreement was duly perfected and continued in the manner prescribed by law.

E. On or about February 8, 2005, Quarter End changed its name to Sunset Direct, Inc.

F. On or about June 14, 2005 and at the request of Borrower, Services, and Sales, the Original Loan Documents (as modified by the February 2005 Modification Agreements) were further modified and amended in accordance with various written agreements, each dated June 14, 2005 (the “June 2005 Modification Agreements”), including but not limited to that certain Change in Terms Agreement (the “June 2005 CIT”), that certain that certain Business Loan Agreement (Asset Based) (the “June 2005 BLA”), and various other documents, certificates and agreements respecting the Loan. Among other things, the June 2005 CIT extended the maturity date of the obligations from August 10, 2005 to May 10, 2006 and the June 2005 BLA amended and restated in its entirety the 2004 BLA (as modified by the Modification to Business Loan Agreement dated February 1, 2005).

G. On or about December 16, 2005 and at the request of Borrower, Services, and Sales, the Original Loan Documents (as modified, amended and/or restated by the February 2005 Modification Agreements and the June 2005 Modification Agreements) were further modified and amended in accordance with various written agreements, each dated December 16, 2005 (the “December 2005 Modification Agreements”), including but not limited to that certain Change in Terms Agreement (the “December 2005 CIT”), that certain that certain Business Loan Agreement (Asset Based) (the “December 2005 BLA”), and various other documents, certificates and agreements respecting the Loan. Among other things, the December 2005 CIT increased the amount of the Loan from $2,000,000 to $4,000,000 and extended the maturity date of the obligations from May 10, 2006 to December 10, 2006 and the December 2005 BLA amended and restated in its entirety the June 2005 BLA.

H. On or about June 23, 2006 and at the request of Borrower, Services, and Sales, the Original Loan Documents as modified, amended and/or restated by the February 2005 Modification Agreements, the June 2005 Modification Agreements, and the December 2005 Modification Agreements) were modified and amended in accordance with various written agreements, each dated June 23, 2006 (the “June 2006 Modification Agreements”), including but not limited to that certain Change in Terms Agreement (the “June 2006 CIT”), that certain Modification to Business Loan Agreement, and various other documents, certificates and agreements respecting the Loan. Among other things, the June 26 CIT extended the maturity date of the obligations from December 10, 2006 to October 10, 2007.

I. The Original Loan Documents (as modified, amended and/or restated by the February 2005 Modification Agreements, the June 2005 Modification Agreements, the December 2005 Modification Agreements, the June 2006 Modification Agreements, as otherwise modified and amended) were subsequently extended through a series of letter amendments to a current maturity date of October 10, 2008.

J. Borrower, Services, and Sales have requested that Lender modify, amend, extend and renew the Original Loan Documents (as modified, amended and/or restated by the February 2005 Modification Agreements, the June 2005 Modification Agreements, the December 2005 Modification Agreements, the June 2006 Modification Agreements, as otherwise modified and amended) and Lender is willing to do so in accordance with this Modification Agreement. The Original Loan Documents (as modified, amended and/or restated by the February 2005 Modification Agreements, the June 2005 Modification Agreements, the December 2005 Modification Agreements, the June 2006 Modification Agreements, as otherwise modified and amended) and this Agreement and the Change in Terms Agreement of even date herewith shall be collectively and alternatively referred to as the “Loan Documents” and Borrower’s monetary and non-monetary duties and obligations under the Loan Documents shall be collectively and alternatively referred to as the “Indebtedness.”

K. To the extent Borrower and Lender are parties to any other credit facilities or extensions of credit that are not expressly modified or amended by this Agreement, Borrower shall continue to pay and perform each obligation that is the subject of such other credit facilities or extensions of credit in the time and manner specified in the documents evidencing or comprising same.

AMENDMENT:

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

1. Effective Date, Definitions and Acknowledgment. Unless otherwise expressly provided by this Modification Agreement, this Modification Agreement shall modify and, to the extent inconsistent with, amend the Loan Agreement effective upon the last to occur of (i) the date of full execution of this Modification Agreement or (ii) the satisfaction or waiver by Lender of all conditions precedent set forth herein. Any capitalized term not specifically defined herein shall have the meaning ascribed to it in the Loan Agreement. The foregoing recitals are incorporated into this Modification Agreement by reference and acknowledged by Borrower to be true, correct and accurate.

2. Maturity Date. The Maturity Date is hereby extended and renewed until October 10, 2009.

3. Interest Rate Applicable to Advances under the Primary Credit Facility. In accordance with the Change in Terms Agreement of even date herewith, the interest rate to be applied under the Note to the unpaid balance of advances under the Primary Credit Facility will be at a rate equal to the Index (as defined in Change in Terms Agreement of even date herewith).

4. Borrowing Base. The definition of “Borrowing Base” on page 8 of the Loan Agreement is hereby modified to read in its entirety as follows:

Borrowing Base. The words “Borrowing Base” mean, as determined by Lender from time to time, the lesser of (1) Six Million Dollars ($6,000,000) or (2) seventy-five percent (75%) of the aggregate amount of Eligible Accounts (not to exceed in corresponding Loan amount based on Eligible Accounts Six Million Dollars [$6,000,000]).

5. Note. The definition of “Note” on page 9 of the Loan Agreement is hereby modified to read in its entirety as follows:

Note. The word “Note” means the Note executed by Rainmaker System, Inc. in the original principal amount of Three Million Dollars ($3,000,000), as modified and amended by those certain Change in Terms Agreements dated February 1, 2005, June 14, 2005, December 16, 2005, June 23, 2006, that certain Change in Terms Agreement of even date herewith, and as otherwise modified and amended.

6. Eligible Accounts. In addition to the exclusions from “Eligible Accounts” contained on page 8 of the Loan Agreement, Eligible Accounts shall also exclude Accounts with extended or other terms not approved by Lender.

7. Additional Reporting. In addition to the other reports, analyses, certifications, and other materials required to be provided by Borrower to Lender under the Loan Documents, Borrower shall provide the following to Lender within twenty (20) days after the end of each calendar month, or at such times as Lender may request, (1) a report of the outstanding Accounts receivable by Borrower, aged to show the date each such Account receivable was due and payable and the account debtor respecting each such Account, (2) a report of the outstanding accounts payable by Borrower, aged to show the date each such account payable was due and payable and the vendor respecting each such account payable, which lists and reports shall be in a form and content approved by Lender, and (3) a Borrowing Base certificate or other report, in a form and content from time to time prescribed by Lender.

8. Additional Financial Covenants. In addition to the other financial covenants required to be maintained by Borrower under the Loan Documents, Borrower agrees as follows:

(a) Minimum Cash. Until all Indebtedness is repaid, Borrower shall maintain in an account or accounts maintained with Lender combined unrestricted aggregate daily cash balances in all demand deposit, money market and other cash accounts in an amount not less than the sum of (i) Three Million Dollars ($3,000,000) plus (ii) the principal amount of the Indebtedness from time to time outstanding.

(b) Performance Plan. On or before the date of this Modification Agreement, Borrower shall provide Lender with a performance plan and budget (the “Operating Plan”) in a form and content approved by Lender. Until all Indebtedness is repaid, Borrower shall not incur (as of the end of any of Borrower’s fiscal quarters) a year-to-date net loss exceeding by ten (10%) the amount of the loss recited in the approved Operating Plan.

(c) Capital Expenditures. Make any capital expenditure, or any commitment therefor, or purchase, or lease any real or personal property or replacement equipment in any fiscal year, in the aggregate during fiscal year 2008 exceeding Ten Million Dollars ($10,000,000) and/or during Borrower’s fiscal year 2009 exceeding such amounts as Lender may approve, in either event without Lender’s prior written consent and approval.

9. Compensating Balance Requirement. Until full and final payment of all Indebtedness, if Borrower fails to maintain the minimum balances prescribed below, then Lender shall have the right (at Lender’s sole election) to retroactively increase to the date such minimum balances were not maintained the rate of interest chargeable on the Indebtedness by another one and one-quarter percentage point (1.25%) per annum. The fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. If Borrower pays said fee, Borrower’s failure to maintain the required deposits shall not constitute an Event of Default.

For purposes of this Modification Agreement, the minimum balance required to be maintained by Borrower are the following:

(a) Borrower shall maintain in an account maintained with Lender an average monthly net free collected demand deposits in an amount not less than Two Million Dollars ($2,000,000). For purposes of this Agreement, “net free collected demand deposits” means balances in non-interest bearing demand deposit accounts after deducting provisional credits for items in the process of collection and balances required by Lender under its normal practices to compensate Lender for the maintenance of such deposit accounts.

(b) Borrower shall maintain in a money market account maintained with Lender an average monthly outstanding balance in an amount not less than Four Million Dollars ($4,000,000).

10. Equipment Finance Facility A. The Loan Agreement is hereby amended to add a new Equipment Finance Facility A, which reads in its entirety as follows:

EQUIPMENT FINANCE FACILITY A.

Amount of Facility. Upon the request of Borrower made at any time, and from time to time, during Draw Period A (as hereinafter defined), subject to and upon the terms and conditions of this Agreement, and so long as no Event of Default has occurred, Lender agrees to make advances to Borrower for the purpose of purchasing new equipment for use in connection with Borrower’s business (the “Equipment Finance Facility A”). For the purpose of this Agreement, “Draw Period A” shall mean the period between the date of this Agreement and the earlier of: (i) December 31, 2008 or (ii) the date on which the aggregate of all advances made pursuant to this Equipment Finance Facility A equals Three Million Dollars ($3,000,000).

Advances. Each advance under Equipment Finance Facility A shall be in amounts and for purchases and uses approved by Lender and will be disbursed and paid in a manner approved by Lender. Lender shall not be obligated to make any advance under this Equipment Finance Facility A unless and until Lender has received and approved such other documentation as Lender may require (including, without limitation, schedules attached hereto describing said new equipment and financing statements relative thereto). Amounts once borrowed and repaid under Equipment Finance Facility A shall not be available for re-borrowing.

Charge and Reduction Against Sums Available Under Primary Credit Facility. All loans and advances made under Equipment Finance Facility A shall be added to and deemed a part of the Indebtedness and the principal amount from time to time outstanding under this Equipment Finance Facility A shall reduce sums available for borrowing under the Primary Credit Facility.

Interest Charged on Advances Under Equipment Finance Facility A. Except as provided below, all advances under Equipment Finance Facility A shall bear interest, on the Daily Balance owing, at a per annum rate equal to one-half of one percent (0.50%) in excess of the Index (the “Equipment Finance Facility A Rate”), provided, however, that in no event shall Equipment Finance Facility A Rate be less than Six Percent (6.00%) per annum.

On December 31, 2008, the Equipment Finance Facility A Rate shall be fixed at its vale as of December 31, 2008 (the “Fixed Equipment Finance Facility A Rate”) and thereafter Indebtedness under Equipment Finance Facility A shall accrue and be payable at the Fixed Equipment Finance Facility A Rate”), provided, however, that in no event shall Fixed Equipment Finance Facility A Rate be less than Six Percent (6.00%) per annum.

In the event that the Index announced is, from time to time hereafter, changed, adjustment in the Equipment Finance Facility A Rate of interest payable by Borrower shall be made on the effective date of the change in the Index. The rate of interest, as adjusted, shall apply to all advances outstanding under this Equipment Finance Facility A until the Index is adjusted again. All interest chargeable under this Equipment Finance Facility A on a per annum basis shall be computed on a basis of a 360-day year for actual days elapsed and shall compound daily.

Equipment Finance Facility A Repayment. Commencing on the tenth day of the month after any advance is made under this Equipment Finance Facility A, and continuing on the tenth day of each calendar month during Draw Period A, Borrower shall make monthly payments of all interest accrued on advances under Equipment Finance Facility A at the Equipment Finance Facility A Rate and all Lender cost and expenses incurred in connection with Equipment Finance Facility A.

Commencing on January 10, 2009, and continuing on the tenth (10th) day of each month thereafter until October 10, 2011 (the “Repayment Period”), Borrower shall make (i) equal and consecutive monthly principal payments with each payment being in an amount sufficient to repay the aggregate amount of advances under the Equipment Finance Facility A outstanding on December 31, 2008 over the Repayment Period on a straight-line basis, (ii) monthly interest payments on the outstanding amount of the advances under the Equipment Finance Facility A at the Fixed Equipment Finance Facility A Rate, and (iii) all Lender cost and expenses incurred by Lender in connection with Equipment Finance Facility A.

On October 10, 2011, all principal, accrued but unpaid interest, accrued but unpaid Lender cost and expenses and other sums due in connection with Equipment Finance Facility A shall be immediately due and payable, without notice or demand.

Lender may, at its option, elect to treat any due but unpaid interest and Lender cost and expenses as advances under the Primary Credit Facility, and all such advances shall bear interest on such advances at a per annum rate applicable to the Primary Credit Facility under the terms of this Agreement. The receipt of any check or other item of payment by Lender shall not be considered a payment until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Lender in accordance with Lender’s rules and regulations relating to credits to deposit accounts or, in Lender’s discretion, two (2) calendar days after the date Lender actually receives possession of such check or other item of payment.

Notwithstanding anything to the contrary contained in Equipment Finance Facility A, all advances under Equipment Finance Facility A shall bear interest, from and after any Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a per annum rate five (5) percentage points above the Equipment Finance Facility A Rate or the Fixed Equipment Finance Facility A Rate (as the case may be).

Lender may render monthly statements of all amounts owing by Borrower to Lender under Equipment Finance Facility A, including statements of all principal, interest, and Lender cost and expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account between Borrower and Lender unless, within thirty (30) days after receipt thereof by Borrower, Borrower delivers to Lender, by registered or certified mail, at Lender’s place of business, a written objection specifying the error or errors, if any, contained in any such statement.

11. Conditions Precedent. Lender’s duties to extend and renew the Indebtedness and to make advances in accordance with this Modification Agreement shall be subject to the satisfaction or written waiver by Lender of the following conditions precedent:

(i) there being no outstanding and uncured defaults under the Loan Documents or any other obligations owing by Borrower to Lender;

(ii) the satisfaction of each of the conditions precedent set forth in Loan Documents, each of which is incorporated herein by this reference;

(iii) the payment to Lender of a fee in the amount of Twelve Thousand Dollars ($12,000) per annum, which fee shall represent an unconditional and non-refundable payment to Lender in consideration of Lender’s agreement to enter into this Modification Agreement; and

(iv) the execution and delivery of (a) this Modification Agreement, (b) a Corporate Resolutions from Borrower, Sales, Services, and Sunset Direct, which resolutions will be in a form and content approved by Lender, (c) written reaffirmations by Sales, Services, and Sunset Direct of their obligations under that Sales Security Agreement, the Services Security Agreement, and the Quarter End Security Agreement with Lender, which reaffirmation(s) shall be in such form as may be acceptable to Lender in its sole and absolute discretion; (d) Commercial Guaranties from Sales, Services, and Sunset Direct, which guarantees shall be in such form as may be acceptable to Lender in its sole and absolute discretion; (e) the execution and delivery by Sunset Direct of a security agreement or security agreements, which security agreement(s) shall be in such form as may be acceptable to Lender in its sole and absolute discretion; and (f) such other documents as Lender may request.

12. Further Assurances. The parties hereby agree, to the extent permitted by law, from time to time, as and when requested by any other party hereto or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such instruments, and to take, or cause to be taken, all such further or other actions as may be reasonably necessary or desirable in order to implement the provisions hereof and otherwise to effect the intent and purposes hereof.

13. Further Modifications. Subject to the provisions of this Modification Agreement relating to further assurances, this Modification Agreement does not create any right in favor of Borrower nor any duty or obligation on the part of Lender to enter in to any further modifications or amendments of the Loan Agreement or to provide any other or additional credit facilities to Borrower.

14. Counterparts. This Modification Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. For purposes of this Modification Agreement, a facsimile execution shall be considered as the equivalent of a wet ink signature and shall be deemed good and valid acceptance of this Modification Agreement and shall be deemed to have been reasonably relied on by all other parties; provided, however, that any signature forwarded by facsimile shall be promptly followed by a wet ink original, but the failure to forward a wet ink original shall not void or otherwise effect the acceptance evidenced by the facsimile execution.

15. Rules of Construction. This Modification Agreement and all agreements relating to the subject matter hereof are the product of joint negotiation by the parties and their respective attorneys. The parties waive the provisions of California Civil Code Section 1654 requiring that any ambiguities in this Modification Agreement be construed against either of the parties. The parties agree that any deletion of language from this Modification Agreement prior to its mutual execution by Borrower and Lender shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse or opposite of the deleted language.

16. Continued Full Force and Effect. Except as amended hereby, the Loan Documents shall continue in full force and effect, the Indebtedness remains secured by Borrower Security Agreement, the Sales Security Agreement, the Services Security Agreement and the IP Security Agreement (the “Security Agreements”) and each Security Agreement continues to encumber the property pledged thereby, all without impairment or modification in and to its priority.

17. Reaffirmations. Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement or in any document incident thereto or connected therewith as amended by this Modification Agreement.

IN WITNESS WHEREOF, Borrower has executed and delivered this Modification Agreement to Lender on the date first above written at San Jose, California.

“BORROWER”

RAINMAKER SYSTEMS, INC., a Delaware corporation

By:	/s/ Steve Valenzuela
Steve Valenzuela, Chief Financial Officer/Secretary

IN WITNESS WHEREOF, Lender hereby accepts this Modification Agreement to be effective as of the date first above written in San Jose, California.

“Lender”

BRIDGE BANK, a National Association

By:	/s/ Sarah Norris
Its:	AVP Relationship Manager

REAFFIRMATION OF PLEDGE

The undersigned (hereinafter referred to as “Pledgor”) hereby acknowledges and agrees that Pledgor has read, is familiar with, and consents to all of the terms and conditions contained in that certain MODIFICATION TO BUSINESS LOAN AGREEMENT and that certain CHANGE IN TERMS AGREEMENT, each dated October 10, 2008, and various other documents, certificates and agreements in connection with same (the “October 2008 Modification Agreements”) between RAINMAKER SYSTEMS, INC., a Delaware corporation (the “Borrower”), and BRIDGE BANK, a National Association (the “Lender”), and to all of the agreements and documents referred to therein, and specifically consents to the financial accommodations extended and to be extended by Lender to Borrower as set forth in such October 2008 Modification Agreements and in such agreements and documents. Pledgor hereby confirms, acknowledges, and agrees as follows: that all of the recitals contained in the October 2008 Modification Agreements are true, correct and accurate; that all of the terms and provisions of Pledgor’s Commercial Security Agreement dated April 29, 2004 (each a “Security Agreement”) are hereby ratified and confirmed; that all of the terms and provisions of the Security Agreement shall continue in full force and effect with respect to all of the Indebtedness (as that term is defined in the October 2008 Modification Agreements) owing by Borrower to Lender (however such Indebtedness may be evidenced); that the Indebtedness to which Pledgor’s rights and interests are subordinate and subordinated by the Security Agreement include (without limitation) the financial accommodations extended and to be extended by Lender to Borrower and the other obligations owing by Borrower to Lender under the October 2008 Modification Agreements.

In executing this reaffirmation, Pledgor warrants, represents and agrees that (i) Pledgor executes and delivers this reaffirmation with full knowledge of the rights which Pledgor may have in respect to the Lender, (ii) Lender has advised Pledgor that (a) it may have conflicts of interest among themselves and relative to Borrower, (b) it has interests adverse to that of Lender, and (c) each of them have a right to be represented by independent counsel of their own choosing, and (iii) Pledgor has received (or has been given the opportunity to seek and obtain and has knowingly failed to do so) independent legal advice with respect to this reaffirmation and any documents to be executed and delivered in connection with this reaffirmation, with respect to each such party’s rights and asserted rights arising out of said matters, and with respect to any waivers and releases contained in this reaffirmation and any documents to be executed and delivered in connection with this reaffirmation.

Although Lender has informed Pledgor of the foregoing October 2008 Modification Agreements, and Pledgor has acknowledged having read the same and consented to all of its terms and conditions, Pledgor understands and agrees that Lender is under no duty whatsoever (whether based upon an agreement with Borrower, the Security Agreement, or any other agreement with Pledgor) to so notify Pledgor or to seek such an acknowledgment and consent and nothing contained in this document is intended to or shall create such a duty as to any advances or transactions hereafter.

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IN WITNESS WHEREOF, Pledgor has executed this Reaffirmation on the date of the October 2008 Modification Agreements, for good and valuable consideration, and as part of the same transactions in which the Indebtedness were created, modified, amended, extended, or renewed.

Dated: October 10, 2008

RAINMAKER SERVICES, INC.

By:	/s/ Steve Valenzuela
Steve Valenzuela, Chief Financial Officer/Secretary

RAINMAKER SERVICE SALES, INC.

By:	/s/ Steve Valenzuela
Steve Valenzuela, Chief Financial Officer/Secretary

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REAFFIRMATION OF PLEDGE

The undersigned (hereinafter referred to as “Pledgor”) hereby acknowledges and agrees that Pledgor has read, is familiar with, and consents to all of the terms and conditions contained in that certain MODIFICATION TO BUSINESS LOAN AGREEMENT and that certain CHANGE IN TERMS AGREEMENT, each dated October 10, 2008, and various other documents, certificates and agreements in connection with same (the “October 2008 Modification Agreements”) between RAINMAKER SYSTEMS, INC., a Delaware corporation (the “Borrower”), and BRIDGE BANK, a National Association (the “Lender”), and to all of the agreements and documents referred to therein, and specifically consents to the financial accommodations extended and to be extended by Lender to Borrower as set forth in such October 2008 Modification Agreements and in such agreements and documents. Pledgor hereby confirms, acknowledges, and agrees as follows: that all of the recitals contained in the October 2008 Modification Agreements are true, correct and accurate; that all of the terms and provisions of Pledgor’s Commercial Security Agreement dated February 2, 2005 (the “Security Agreement”) are hereby ratified and confirmed; that all of the terms and provisions of the Security Agreement shall continue in full force and effect with respect to all of the Indebtedness (as that term is defined in the October 2008 Modification Agreements) owing by Borrower to Lender (however such Indebtedness may be evidenced); that the Indebtedness to which Pledgor’s rights and interests are subordinate and subordinated by the Security Agreement include (without limitation) the financial accommodations extended and to be extended by Lender to Borrower and the other obligations owing by Borrower to Lender under the October 2008 Modification Agreements.

In executing this reaffirmation, Pledgor warrants, represents and agrees that (i) Pledgor executes and delivers this reaffirmation with full knowledge of the rights which Pledgor may have in respect to the Lender, (ii) Lender has advised Pledgor that (a) it may have conflicts of interest among themselves and relative to Borrower, (b) it has interests adverse to that of Lender, and (c) each of them have a right to be represented by independent counsel of their own choosing, and (iii) Pledgor has received (or has been given the opportunity to seek and obtain and has knowingly failed to do so) independent legal advice with respect to this reaffirmation and any documents to be executed and delivered in connection with this reaffirmation, with respect to each such party’s rights and asserted rights arising out of said matters, and with respect to any waivers and releases contained in this reaffirmation and any documents to be executed and delivered in connection with this reaffirmation.

Although Lender has informed Pledgor of the foregoing October 2008 Modification Agreements, and Pledgor has acknowledged having read the same and consented to all of its terms and conditions, Pledgor understands and agrees that Lender is under no duty whatsoever (whether based upon an agreement with Borrower, the Security Agreement, or any other agreement with Pledgor) to so notify Pledgor or to seek such an acknowledgment and consent and nothing contained in this document is intended to or shall create such a duty as to any advances or transactions hereafter.

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IN WITNESS WHEREOF, Pledgor has executed this Reaffirmation on the date of the October 2008 Modification Agreements, for good and valuable consideration, and as part of the same transactions in which the Indebtedness were created, modified, amended, extended, or renewed.

Dated: October 10, 2008

SUNSET DIRECT, INC., an Idaho corporation f/k/a Quarter End, Inc.

By:	/s/ Steve Valenzuela
Steve Valenzuela, Chief Financial Officer/Secretary

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